Exhibit 4.1

                                (Graphic Omitted)

Number                                                                    Shares
-17-

                             KETTLE RIVER GROUP INC.
                 25,000,000 SHARES AUTHORIZED, PAR VALUE $0.001
               Incorporated under the laws of the State of Nevada

THIS  CERTIFIES  THAT  __________________________________________________is  the
Registered  holder  of  __________________________________________________shares of the above Corporation, fully paid and non-assessable and transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Sal to be hereunto affixed this ______________ day of ___________________ A.D. _____________


_______________________________                       __________________________
         President                                            Secretary


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     For  Value  Received,  ____________  hereby  sell,  assign  and  transfer unto____________________________________________________________________________
_________________________________________________________________________ Shares
represented by the within Certificate , and do hereby irrevocably constitute and appoint _____________________________________________________________ Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

     Dated  ____________________________________
     In  presence  of  ___________________________________________

NOTICE:  THE  SIGNATURE  OF  THIS  ASSIGNMENT  MUST  CORRESPOND WITH THE NAME AS
WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.


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